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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE:                                        [NATIONAL VERSION]


CONTACT:    Marty E. Adams
            President & Chief Operating Officer
            Sky Financial Group, Inc.
            (419) 327-6300

            Richard L. Gordley
            President & Chief Executive Officer
            First Federal Bank
            (419) 352-3502



             SKY FINANCIAL GROUP, INC. ANNOUNCES PLANS TO AFFILIATE
                     FIRST FEDERAL BANK, BOWLING GREEN, OHIO



         DECEMBER 17, 1998 (BOWLING GREEN; OHIO; NASDAQ: SKYF) Sky Financial Group, Inc. today announced the execution of a definitive agreement with Wood Bancorp, Inc. (NASDAQ: FFWD) and its affiliate First Federal Bank, Bowling Green, Ohio. First Federal Bank is a federal savings bank with seven offices in Bowling Green, Rossford, Woodville, Pemberville, Grand Rapids and North Baltimore, Ohio, with $130 million in total deposits. It is anticipated that the transaction will be completed by June 30, 1999, pending regulatory approvals and the approval of Wood Bancorp's shareholders. Immediately following the affiliation, First Federal will merge with the Mid American National Bank & Trust Company, a Sky Financial affiliate.

         Under the terms of the agreement, Wood Bancorp shareholders will receive .7315 shares of Sky Financial Group common stock for each share of Wood Bancorp common stock. The transaction is valued at $59 million. The exchange of shares will qualify as a tax-free exchange, and the transaction will be accounted for as a pooling-of-interests. Wood Bancorp has issued an option in favor of Sky Financial to purchase up to 19.9% of the outstanding shares of Wood Bancorp, at an exercise price of $16.00 per share, which is exercisable upon the occurrence of certain events.





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         "This in-market merger represents an important addition to Mid Am
Bank's already strong presence in the Northwest Ohio market area," stated Marty
E. Adams, President and Chief Operating Officer of Sky Financial Group. "With a pro forma Wood county market share of 38% coupled with operating efficiencies this transaction should contribute to our previously announced earnings objectives, and will further enhance our leadership position in this important market."

         Richard L. Gordley, First Federal's President and CEO, said the affiliation with Sky Financial Group will benefit First Federal's customers employees, shareholders, and the communities in which the bank operates. "Sky Financial and First Federal are both well known for their strong customer service approach and commitment to their communities, and we are proud to form a partnership that will continue this proud tradition. Mr. Gordley further explained that " this merger will allow us to provide a broader range of financial services to our customers, while still allowing our customers to work with the people they know and trust. We will now be able to offer investment, insurance, leasing and trust services, as well as a host of other products and services to our customers."

         David R. Francisco, Chairman and CEO of Sky Financial Group, said that "this transaction meets our conservative acquisition criteria, and does not rely upon significant revenue growth to achieve our goals. We look forward to First Federal participating with us in our future growth."

         "We are especially pleased to be able to serve the customers of First Federal Bank, who have become accustomed to high quality, personalized service during First Federal Bank's 75 year history," stated Patrick A.
Kennedy, President and CEO of Mid American National Bank & Trust Company.

         Robert E. Spitler, Chairman of the Board of First Federal, is expected to serve as a director of Sky Financial Group, and Mr. Gordley will serve as a director of Mid Am Bank following the completion of the merger.

         Sky Financial Group, Inc. is a diversified financial services holding company headquartered in Bowling Green, Ohio. The Company's banking affiliates include Mid American National Bank and Trust Company, Toledo, Ohio; The Citizens Banking Company, Salineville, Ohio; The Ohio Bank, Findlay, Ohio; First National Bank Northwest Ohio, Bryan; Century National Bank, Rochester, Pennsylvania; and Adrian State Bank, Adrian, Michigan. The Company's financial services affiliates


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include Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments
Corp., Bryan, Ohio; Mid Am Credit Corp., Columbus, Ohio; Mid Am Private Trust, N.A., Cincinnati, Ohio; Mid Am Financial Services, Inc., Carmel, Indiana; Simplicity Mortgage Consultants, Marion, Indiana; Mid Am Title Insurance Agency, Inc., Adrian, Michigan; Sky Technology Resources, Inc., Bowling Green, Ohio; ValueNet, Inc., Lisbon, Ohio; Freedom Financial Life Insurance Company, Phoenix, Arizona; and Freedom Express, Inc., Salineville, Ohio.

                                      *****

         The information contained in this press release contains forward-looking statements regarding expected future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.





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